Exhibit 5.1

OPINION OF THE CRONE LAW GROUP

August 27, 2009

China North East Petroleum Holdings Limited
445 Park Avenue
New York, NY  10022
Attn: Corporate Secretary

Re:	Registration Statement on Form S-3 (Registration No. 333-160299); $40,000,000 Aggregate Offering Price of Securities of China North East Petroleum Holdings Limited

Ladies and Gentlemen:

We have acted as counsel to China North East Petroleum Holdings Limited, a Nevada corporation (the “Company”), in connection with the filing on June 29, 2009 with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3, Registration No. 333-160299, as amended (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), pertaining to the registration of the issuance and sale by the Company from time to time of up to $40,000,000 in aggregate offering price of (i) one or more series of debt securities of the Company, which may be either senior or subordinated debt securities (the “Debt Securities”), (ii) shares of common stock, par value $0.001 per share (the “Common Stock”), of the Company, (iii) equity warrants to purchase Common Stock (the “Warrants”), (iv) Common Stock purchase rights and (v) units consisting of one or more of the Debt Securities, Common Stock, Warrants or Common Stock purchase rights (the “Units”). The Debt Securities, Common Stock, Warrants, Common Stock purchase rights and Units plus any additional Debt Securities, Common Stock, Warrants, Common Stock purchase rights or Units that may be registered pursuant to any subsequent registration statement that the Company may hereafter file with the Commission pursuant to Rule 462(b) under the Securities Act in connection with the offering contemplated by the Registration Statement are collectively referred to herein as the “Securities.” Any Debt Securities may be exchangeable for and/or convertible into shares of Common Stock or into other securities. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the base prospectus (the “Prospectus”) or any supplements to the Prospectus (each, a “Prospectus Supplement”), other than as expressly stated herein with respect to the issuance of the Debt Securities, Common Stock and the Warrants.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1. When an issuance of Common Stock, in connection with the offering of Common Stock, Warrants, Common Stock purchase rights or Units, has been duly authorized by all necessary corporate action of the Company, upon issuance, delivery and payment therefor in an amount not less than the par value thereof in the manner contemplated by the Registration Statement and/or the Prospectus and related Prospectus Supplement(s) and by such corporate action, such shares of Common Stock will be validly issued, fully paid and nonassessable.

2. When an indenture or an instrument or agreement governing the Units or Debt Securities has been duly authorized by all necessary corporate action of the Company and duly executed and delivered, and when the specific terms of a particular Debt Security or Units have been duly established in accordance with such indenture and authorized by all necessary corporation action of the Company, and such Debt Security or Unit has been duly executed, authenticated, issued and delivered against payment therefor in accordance with such indenture and in the manner contemplated by the Registration Statement and/or the Prospectus and related Prospectus Supplement(s) and by such corporate action, such Debt Security or Unit will be a legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

3. When a warrant agreement or an agreement governing the Common Stock purchase rights or Units has been duly authorized by all necessary corporate action of the Company and duly executed and delivered, and when the specific terms of a particular issuance of Warrants, Common Stock purchase units or Units have been duly established in accordance with such warrant agreement or an agreement governing the Common Stock purchase rights or Units and authorized by all necessary corporate action of the Company, and the Warrants, Common Stock Purchase units or Units have been duly executed, authenticated, issued and delivered against payment therefor in accordance with such warrant agreement or an agreement governing the Common Stock purchase rights or Units and in the manner contemplated by the Registration Statement and/or the Prospectus and related Prospectus Supplement(s) and by such corporate action (assuming the securities issuable upon exercise of the Warrants, the Common Stock purchase units or Units have been duly authorized and reserved for issuance by all necessary corporate action), the Warrants, the Common Stock purchase units or Units will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Our opinions are subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought.

With your consent, we have assumed (i) that each of the Debt Securities, Common Stock purchase rights, Units and Warrants, and the respective indentures, warrant agreements and any other agreements governing such securities (collectively, the “Documents”) will be governed by the internal laws of the State of New York, (ii) that each of the Documents will be duly authorized, executed and delivered by the parties thereto, (iii) that each of the Documents will constitute legally valid and binding obligations of the parties thereto other than the Company, enforceable against each of them in accordance with their respective terms, and (iv) that the status of each of the Documents as legally valid and binding obligations of the parties will not be affected by any (a) breaches of, or defaults under, agreements or instruments, (b) violations of statutes, rules, regulations or court or governmental orders, or (c) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, governmental authorities.

We express no opinion as to any matter relating to the laws of any jurisdiction other than the federal laws of the United States of America, Chapter 78 of the Nevada Revised Statues, the Nevada Constitution and reported judicial decisions relating thereto as in effect on the date hereof and the laws of the State of New York (with respect to our opinion in paragraphs 2 and 3 above as to the validity, binding effect and enforceability of the Documents).

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Validity of the Securities.” We further consent to the incorporation by reference of this letter and consent into any registration statement filed pursuant to Rule 462(b) with respect to the Securities. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ The Crone Law Group